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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We Consent to the incorporation by reference in the Registration Statement (Form S-4 No. 333-74285) of Reckson Associates Realty Corp. and Reckson Operating Partnership, L.P. and related Prospectus of our report dated March 4, 1999, with respect to the combined statement of revenues and certain expenses of 919 Third Avenue (as defined therein) for the year ended December 31, 1998 included in this Current Report on Form 8-K.

                                           Ernst & Young LLP

New York, New York
May 4, 1999